Exhibit 99

Contacts:

Media	Investor Relations
Stacey Jones	Sean Meakim
(980) 378-6258	(704) 627-6200
stacey.jones@honeywell.com	sean.meakim@honeywell.com

HONEYWELL AND BOMBARDIER SIGN LANDMARK AGREEMENT
TO DELIVER THE NEXT GENERATION OF AVIATION TECHNOLOGY;
HONEYWELL UPDATES 2024 OUTLOOK

•Agreement includes collaborative research and development centered on Honeywell Anthem avionics, selection of more powerful engines, and next-generation satellite communications technologies for Bombardier aircraft
•Aftermarket offerings and new technologies provide Honeywell revenue potential of up to $17 billion over life of agreement
•All legacy pending litigation between the companies has been resolved

CHARLOTTE, N.C., Dec 2, 2024 -- Honeywell (NASDAQ: HON) announced the signing of a strategic agreement with Bombardier, a global leader in aviation and manufacturer of world-class business jets, to provide advanced technology for current and future Bombardier aircraft in avionics, propulsion and satellite communications technologies.
The collaboration will advance new technology to enable a host of high-value upgrades for the installed Bombardier operator base, as well as lay innovative foundations for future aircraft. Honeywell estimates the value of this partnership to the company at $17 billion over its life.
“This is a tremendous opportunity to co-innovate and advance next generation technologies, including Anthem avionics and engines,” said Vimal Kapur, Chairman and CEO of Honeywell. “Growing our long-term collaborative relationship with Bombardier is directly connected to Honeywell’s focus on compelling megatrends -- automation, the future of aviation, and energy transition.”
“This new partnership creates unprecedented opportunities for Bombardier,” said Eric Martel, President and Chief Executive Officer of Bombardier. “Honeywell’s differentiated technology is the key reason we decided to collaboratively build a bright future with them.”
Honeywell and Bombardier will collaborate on the development of Honeywell avionics to provide unparalleled adaptability to specific mission requirements, enabling exceptional situational awareness and enhanced safety. In addition, the collaboration’s propulsion-based workstreams will focus on evolutions of power, reliability and maintainability, led by the next-generation model of Honeywell’s HTF7K engine.
“Working together, we will generate significant value for Bombardier’s operator base by providing the latest technologies to enable safe and efficient flight,” said Jim Currier, President and CEO of Honeywell Aerospace Technologies. “We are committed to investing in these key technologies with Bombardier, which will not only drive substantial growth for Honeywell, but lead the industry further into the future of aviation.”

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As part of the partnership, Bombardier and Honeywell will work together to certify and offer JetWave X for the Bombardier Global and Challenger families of aircraft for both new production and aftermarket installations. Bombardier will also have access to Honeywell’s full suite of next generation L-Band satellite communications products and antennas that will provide future safety services capabilities.
Additionally, all legacy pending litigation between the companies has been resolved.

Honeywell Updates 2024 Outlook
While the commercial agreement impacts near-term Honeywell financials, the company is confident it will lead to long-term value creation for Honeywell shareowners.
Given the required investments associated with this agreement, Honeywell has updated its full-year sales, segment margin2, adjusted earnings per share2,3, and free cash flow guidance1. A summary is provided in the table below.

TABLE 1: FULL-YEAR 2024 GUIDANCE

	Previous Guidance	Impact of Agreement	Updated Guidance
Sales	$38.6B - $38.8B	($0.4B)	$38.2B - $38.4B
Organic[1] Growth	3% - 4%	~(1%)	~2%
Segment Margin[2]	23.4% - 23.5%	(0.8%)	22.6% - 22.7%
Expansion[2]	Down 10 - Flat bps	(80 bps)	Down 90 - 80 bps
Adjusted Earnings Per Share[2,3]	$10.15 - $10.25	($0.47)	$9.68 - $9.78
Adjusted Earnings Growth[2,3]	7% - 8%	(5%)	2% - 3%
Operating Cash Flow	$6.2B - $6.5B	($0.4B)	$5.8B - $6.1B
Free Cash Flow[1]	$5.1B - $5.4B	($0.5B)	$4.6B - $4.9B

TABLE 2: FOURTH QUARTER 2024 GUIDANCE

	Previous Guidance	Impact of Agreement	Updated Guidance
Sales	$10.2B - $10.4B	($0.4B)	$9.8B - $10.0B
Organic[1] Growth	2% - 4%	(4%)	(2%) - Flat
Segment Margin[2]	23.8% - 24.2%	(2.9%)	20.9% - 21.3%
Expansion[2]	Down 60 - 20 bps	(290 bps)	Down 350 - 310 bps
Adjusted Earnings Per Share[2,3]	$2.73 - $2.83	($0.47)	$2.26 - $2.36
Adjusted Earnings Growth[2,3]	1% - 5%	(17%)	(16%) - (12%)

1	See additional information at the end of this release regarding non-GAAP financial measures.
2
Segment margin and adjusted EPS are non-GAAP financial measures. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from certain items excluded from segment margin or adjusted EPS. We therefore, do not present a guidance range, or a reconciliation to, the nearest GAAP financial measures of operating margin or EPS.

3
Adjusted EPS and adjusted EPS V% guidance excludes items identified in the non-GAAP reconciliation of adjusted EPS at the end of this release, including the impact of amortization expense for acquisition-related intangible assets and other acquisition-related costs, and any potential future items that we cannot reliably predict or estimate such as pension mark-to-market.

Bombardier, Global and Challenger are trademarks of Bombardier Inc. or its subsidiaries.
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Honeywell is an integrated operating company serving a broad range of industries and geographies around the world. Our business is aligned with three powerful megatrends - automation, the future of aviation, and energy transition - underpinned by our Honeywell Accelerator operating system and Honeywell Connected Enterprise integrated software platform. As a trusted partner, we help organizations solve the world's toughest, most complex challenges, providing actionable solutions and innovations that help make the world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

Honeywell uses our Investor Relations website, www.honeywell.com/investor, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.
We describe many of the trends and other factors that drive our business and future results in this release. Such discussions contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Forward-looking statements are those that address activities, events, or developments that management intends, expects, projects, believes, or anticipates will or may occur in the future and include statements related to the proposed spin-off of the Company's Advanced Materials business into a stand-alone, publicly traded company. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control. They are not guarantees of future performance, and actual results, developments, and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as lower GDP growth or recession, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts, that can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. These forward-looking statements should be considered in light of the information included in this release, our Form 10-K, and our other filings with the Securities and Exchange Commission. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows:
•Segment profit, on an overall Honeywell basis;
•Segment profit margin, on an overall Honeywell basis;
•Organic sales growth;
•Free cash flow; and
•Adjusted earnings per share.

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

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Appendix

Non-GAAP Financial Measures

The following information provides definitions and reconciliations of certain non-GAAP financial measures presented in this press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP).

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. Management believes the change to adjust for amortization of acquisition-related intangibles and certain acquisition- and divestiture-related costs provides investors with a more meaningful measure of its performance period to period, aligns the measure to how management will evaluate performance internally, and makes it easier for investors to compare our performance to peers. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Other companies may calculate these non-GAAP measures differently, limiting the usefulness of these measures for comparative purposes.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Investors are urged to review the reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate Honeywell’s business.
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Honeywell International Inc.
Definition of Organic Sales Percent Change

We define organic sales percentage as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures, for the first 12 months following the transaction date. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.
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Honeywell International Inc.
Reconciliation of Operating Income to Segment Profit, Calculation of Operating Income and Segment Profit Margins
(Unaudited)
(Dollars in millions)

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2023	2023
Operating income	$1,583	$7,084
Stock compensation expense[1]	54	202
Repositioning, Other[2,3]	569	952
Pension and other postretirement service costs[3]	17	66
Amortization of acquisition-related intangibles	76	292
Acquisition-related costs[4]	1	2
Segment profit	$2,300	$8,598

Operating income	$1,583	$7,084
÷ Net sales	$9,440	$36,662
Operating income margin %	16.8%	19.3%
Segment profit	$2,300	$8,598
÷ Net sales	$9,440	$36,662
Segment profit margin %	24.4%	23.5%

1	Included in Selling, general and administrative expenses.
2	Includes repositioning, asbestos, environmental expenses, equity income adjustment, and other charges.
3	Included in Cost of products and services sold and Selling, general and administrative expenses.
4	Includes acquisition-related fair value adjustments to inventory.
We define operating income as net sales less total cost of products and services sold, research and development expenses, impairment of assets held for sale, and selling, general and administrative expenses. We define segment profit, on an overall Honeywell basis, as operating income, excluding stock compensation expense, pension and other postretirement service costs, amortization of acquisition-related intangibles, certain acquisition- and divestiture-related costs and impairments, and repositioning and other charges. We define segment profit margin, on an overall Honeywell basis, as segment profit divided by net sales. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of operating income to segment profit, on an overall Honeywell basis, has not been provided for all forward-looking measures of segment profit and segment profit margin included herein. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit, particularly pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of operating income to segment profit will be included within future filings.

Acquisition amortization and acquisition- and divestiture-related costs are significantly impacted by the timing, size, and number of acquisitions or divestitures we complete and are not on a predictable cycle, and we make no comment as to when or whether any future acquisitions or divestitures may occur. We believe excluding these costs provides investors with a more meaningful comparison of operating performance over time and with both acquisitive and other peer companies.
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Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2024(E)	2023	2024(E)
Earnings per share of common stock - diluted[1]	$1.91	$2.03 - $2.13	$8.47	$8.76 - $8.86
Pension mark-to-market expense[2]	0.19	No Forecast	0.19	No Forecast
Amortization of acquisition-related intangibles[3]	0.09	0.17	0.35	0.50
Acquisition-related costs[4]	—	0.02	0.01	0.10
Divestiture-related costs[5]	—	0.04	—	0.04
Russian-related charges[6]	—	—	—	0.03
Net expense related to the NARCO Buyout and HWI Sale[7]	—	—	0.01	—
Adjustment to estimated future Bendix liability[8]	0.49	—	0.49	—
Indefinite-lived intangible asset impairment[9]	—	—	—	0.06
Impairment of assets held for sale[10]	—	—	—	0.19
Adjusted earnings per share of common stock - diluted	$2.69	$2.26 - $2.36	$9.52	$9.68 - $9.78

1	For the three months ended December 31, 2023, adjusted earnings per share utilizes weighted average shares of approximately 660.9 million. For the twelve months ended December 31, 2023, adjusted earnings per share utilizes weighted average shares of approximately 668.2 million. For the three and twelve months ended December 31, 2024, expected earnings per share utilizes weighted average shares of approximately 653 million and 655 million, respectively.
2	Pension mark-to-market expense uses a blended tax rate of 18%, net of tax benefit of $27 million, for 2023.
3	For the three and twelve months ended December 31, 2023, acquisition-related intangibles amortization includes $62 million and $231 million, net of tax benefit of approximately $14 million and $61 million, respectively. For the three and twelve months ended December 31, 2024, expected acquisition-related intangibles amortization includes approximately $110 million and $330 million, net of tax benefit of approximately $30 million and $85 million, respectively.
4	For the three and twelve months ended December 31, 2023, the adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs and acquisition-related fair value adjustments to inventory, is approximately $2 million and $7 million, net of tax benefit of approximately $0 million and $2 million, respectively. For the three and twelve months ended December 31, 2024, the expected adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs and acquisition-related fair value adjustments to inventory, is approximately $20 million and $65 million, net of tax benefit of approximately $5 million and $15 million, respectively.
5	For the three and twelve months ended December 31, 2024, the expected adjustment for divestiture-related costs, which is principally comprised of third-party transaction costs, is approximately $25 million, net of tax benefit of approximately $5 million.
6
For the three and twelve months ended December 31, 2023, the adjustments were a benefit of $2 million and $3 million, without tax expense, respectively. For the twelve months ended December 31, 2024, the expected adjustment is a $17 million expense, without tax benefit, due to the settlement of a contractual dispute with a Russian entity associated with the Company’s suspension and wind down activities in Russia.

7	For the the twelve months ended December 31, 2023, the adjustment was $8 million, net of tax benefit of $3 million, due to the net expense related to the NARCO Buyout and HWI Sale.
8	Bendix Friction Materials (“Bendix”) is a business no longer owned by the Company. In 2023, the Company changed its valuation methodology for calculating legacy Bendix liabilities. For the three and twelve months ended December 31, 2023, the adjustment was $330 million, net of tax benefit of $104 million, (or $434 million pre-tax) due to a change in the estimated liability for resolution of asserted (claims filed as of the financial statement date) and unasserted Bendix-related asbestos claims. The Company experienced fluctuations in average resolution values year-over-year in each of the past five years with no well-established trends in either direction. In 2023, the Company observed two consecutive years of increasing average resolution values (2023 and 2022), with more volatility in the earlier years of the five-year period (2019 through 2021). Based on these observations, the Company, during its annual review in the fourth quarter of 2023, reevaluated its valuation methodology and elected to give more weight to the two most recent years by shortening the look-back period from five years to two years (2023 and 2022). The Company believes that the average resolution values in the last two consecutive years are likely more representative of expected resolution values in future periods. The $434 million pre-tax amount was attributable primarily to shortening the look-back period to the two most recent years, and to a lesser extent to increasing expected resolution values for a subset of asserted claims to adjust for higher claim values in that subset than in the modelled two-year data set. It is not possible to predict whether such resolution values will increase, decrease, or stabilize in the future, given recent litigation trends within the tort system and the inherent uncertainty in predicting the outcome of such trends. The Company will continue to monitor Bendix claim resolution values and other trends within the tort system to assess the appropriate look-back period for determining average resolution values going forward.
9	For the twelve months ended December 31, 2024, the expected impairment charge of indefinite-lived intangible assets associated with the personal protective equipment business is $37 million, net of tax benefit of $11 million.
10	For the twelve months ended December 31, 2024, the expected impairment charge of assets held for sale is $125 million, with no tax benefit.
Note: Amounts may not foot due to rounding.
We define adjusted earnings per share as diluted earnings per share adjusted to exclude various charges as listed above. We believe adjusted earnings per share is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward-looking information, management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. We therefore do not include an estimate for the pension mark-to-market expense. Based on economic and industry conditions, future developments, and other relevant factors, these assumptions are subject to change.
Acquisition amortization and acquisition- and divestiture-related costs are significantly impacted by the timing, size, and number of acquisitions or divestitures we complete and are not on a predictable cycle and we make no comment as to when or whether any future acquisitions or divestitures may occur. We believe excluding these costs provides investors with a more meaningful comparison of operating performance over time and with both acquisitive and other peer companies.
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Honeywell International Inc.
Reconciliation of Expected Cash Provided by Operating Activities to Expected Free Cash Flow
(Unaudited)

Twelve Months Ended December 31, 2024(E) ($B)
Cash provided by operating activities	~$5.8 - $6.1
Capital expenditures	~(1.2)
Free cash flow	~$4.6 - $4.9
We define free cash flow as cash provided by operating activities less cash for capital expenditures.

We believe that free cash flow is a non-GAAP measure that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This measure can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.